Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-124964 of Noble Energy, Inc. on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of Patina Oil & Gas Corporation Profit Sharing & 401(k) Plan for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
June 26, 2006